EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeremy R. Osterstock, Antony E. Peters, and David R. Woodcock and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 relating to the registrant’s common stock to be offered pursuant to the ExxonMobil Savings Plan, and any and all amendments (including post-effective amendments and other amendments thereto) to such Registration Statements and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Each of the undersigned has executed this Power of Attorney on the date indicated opposite his or her name.

Signature	Title	Date
/s/ Darren W. Woods	Chairman of the Board and Chief Executive Officer	April 28, 2022
Darren W. Woods	(Principal Executive Officer)

/s/ Michael J. Angelakis	Director	April 28, 2022
Michael J. Angelakis

/s/ Susan K. Avery	Director	April 30, 2022
Susan K. Avery

/s/ Angela F. Braly	Director	April 28, 2022
Angela F. Braly

/s/ Ursula M. Burns	Director	April 28, 2022
Ursula M. Burns

/s/ Kenneth C. Frazier	Director	April 28, 2022
Kenneth C. Frazier

/s/ Gregory J. Goff	Director	April 28, 2022
Gregory J. Goff

/s/ Kaisa H. Hietala	Director	April 29, 2022
Kaisa H. Hietala

/s/ Joseph L. Hooley	Director	April 29, 2022
Joseph L. Hooley

/s/ Steven A. Kandarian	Director	April 28, 2022
Steven A. Kandarian

/s/ Alexander A. Karsner	Director	April 28, 2022
Alexander A. Karsner

/s/ Jeffrey W. Ubben	Director	April 30, 2022
Jeffrey W. Ubben

/s/ Kathryn A. Mikells	Senior Vice President, Chief Financial Officer	April 28, 2022
Kathryn A. Mikells	(Principal Financial Officer)

/s/ Len M. Fox	Vice President and Controller	April 27, 2022
Len M. Fox	(Principal Accounting Officer)